                         REGISTRATION RIGHTS AGREEMENT


                  THIS AGREEMENT is made and entered into this 20th day of August, 1996, among Golden Books Family Entertainment, Inc., a Delaware corporation ("Parent") and Broadway Video Entertainment, L.P., a New York limited partnership ("BVEL").


                                R E C I T A L S

                  WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July 30, 1996, as amended (the "Asset Purchase Agreement"), among the Parent, Buyers (as defined therein) and Sellers (as defined therein), Buyer is purchasing certain assets of Sellers more particularly described in the Asset Purchase Agreement, primarily motion pictures, television programs and interests in music and comic book publishing (the "Assets");

                  WHEREAS, the Buyers have agreed to purchase the Assets by paying and delivering to BVEL the "Purchase Price", as such term is defined on Schedule O attached to the Asset Purchase Agreement;

                  WHEREAS, a portion of the Purchase Price consists of shares of common stock, $.01 par value, of Parent (the "Purchase Price Stock"); and

                  WHEREAS, Parent has agreed to provide the registration rights set forth herein with respect to such Purchase Price Stock;

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  l.       Definitions and References.

                  For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following respective meanings:

                           "Affiliate" of a Holder shall mean a person who
                  directly or indirectly controls, is controlled by or is under common control with such Holder, the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder if such Holder is a natural person or, in the case of a Holder which is a partnership, its partners.

                           "Commission" shall mean the U.S. Securities and
                  Exchange Commission and any successor agency.

                           "Common Stock" shall mean shares of common stock,
                  $.01 par value, of Parent.

                           "Exchange Act" shall mean the Securities Exchange
                  Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References herein to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                           "Holder" shall mean BVEL or any transferee or
                  assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 12 hereof.

                           "Person" shall mean any individual, corporation,
                  partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                           "Purchase Date" shall mean the date upon which the
                  Buyer purchases the Assets and pays and delivers the Purchase Price pursuant to the Asset Purchase Agreement.

                           "Register," "registered" and "registration" shall
                  refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

                           "Registrable Stock" shall mean (i) Purchase Price
                  Stock and (ii) any Related Registrable Stock. For the purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (y) beneficial ownership of such Registrable Stock is transferred in a transaction in which the rights and obligations set forth herein are not assigned and assumed in accordance with Section 12 hereof, or (z) all of the Registrable Stock may be immediately sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act without registration under such Act.

                           "Related Registrable Stock" means any Common Stock
                  or other securities of Parent issued or issuable in exchange for or in replacement of Purchase Price Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                           "Securities Act" shall mean the Securities Act of
                  1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References herein to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                  2.       Restrictive Legend.

                  Each certificate representing Registrable Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR

         SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND UNDER THE SECURITIES LAWS OF ANY STATE AND UPON RECEIPT BY GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT ANY SUCH SALE IS IN COMPLIANCE WITH THE ACT AND THE STATE SECURITIES LAWS.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to Parent the securities being sold thereby may be publicly sold without registration under the Securities Act.

                  3.       Notice of Proposed Transfer.

                  Prior to any proposed transfer of any Registrable Stock by a Holder (other than under the circumstances described in Section 4), such Holder shall give written notice to Parent of its intention to effect such transfer (each such notice, a "Transfer Notice"). Each Transfer Notice shall set forth the name and address of the transferee, identify the securities to be transferred and describe the manner of the proposed transfer and, if requested by Parent, shall be accompanied by an opinion of counsel reasonably satisfactory to Parent to the effect that the proposed transfer, as described in such Transfer Notice, may be effected without registration under the Securities Act, whereupon, subject to the transferee's compliance with clause
(ii) of Section 12 hereof, such Holder shall be entitled to transfer such Registrable Stock in accordance with the terms of such Transfer Notice. Each certificate for Registrable Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act or (ii) Parent is otherwise satisfied that such transfer is made in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act). The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

                  4.       Shelf Registration.

                  Not later than the first anniversary of the Purchase Date, Parent shall prepare and cause to be filed with the Commission a "shelf" registration statement (including the prospectus required by the registration form utilized) with respect to all of the Registrable Stock on any appropriate form pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). Parent shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing and shall use its best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the earlier of
(i) such time as all of the Registrable Stock shall cease to be Registrable Stock and (ii) such time as all of the remaining Registrable Stock may be distributed in a single broker's transaction in accordance with the volume limitations of Rule 144(e) (or any successor provisions) under the Securities Act.

                  Parent shall promptly supplement or amend, if necessary, the Shelf Registration, as required by the registration form utilized by Parent or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder or as reasonably requested by the holder or holders of a majority of the Registrable Stock (the "Majority Holders"), and Parent shall furnish to the holders of the Registrable Stock to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. In no event shall the Shelf Registration include securities other than Registrable Stock, unless (i) Parent and the Majority Holders consent to such inclusion, (ii) Parent has a shelf registration statement in effect covering all Common Stock whose holders are entitled to registration by Parent or (iii) such securities are included pursuant to "tag along" rights of security holders of Parent existing on the date hereof, except that in no event shall the number of shares of Registrable Stock included in the Shelf Registration be reduced as a result of the inclusion of such other securities.

                  Notwithstanding the above, Parent may, by providing written notice to the Holders, delay or suspend Holders' rights to sell shares of Registrable Stock pursuant to this Section 4 for a specified period of time (a "Suspension Period"), if Parent shall have determined upon advice of counsel that it would be required to disclose any actions taken or proposed to be taken by Parent in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material effect on Parent or on such actions. The Suspension Period shall not exceed ninety (90) days in any three hundred and sixty (360) day period during which a registration statement on Form S-3 of Parent would otherwise be effective.

                  5.       Registration Procedures.

                  In connection with the registration of any securities by Parent under this Agreement, the parties agree as follows:

                           (i) Parent shall furnish each Holder and its
                  underwriter(s) such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such securities;

                           (ii) Parent shall use its best efforts to register
                  or qualify the securities covered by the registration statement under the securities or "blue sky" laws of such jurisdictions as each Holder shall reasonably request (provided, however, that Parent shall not be required (i) to consent to, or take any action which would subject it to, general service of process for all purposes or (ii) to qualify to do business in any jurisdiction where it is not then subject or qualified) and do any and all other acts or things which may be reasonably necessary or advisable to enable the Holders to consummate the public sale or other disposition of such securities in such jurisdictions;

                           (iii) At any time when a sale or other public
                  disposition pursuant to the registration statement is subject to a prospectus delivery requirement, Parent shall immediately notify each Holder and its underwriter(s) of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of such a notice, each Holder shall immediately discontinue sales or other dispositions of Registrable Stock pursuant to the registration statement. The

                  Holders may resume sales pursuant to the registration statement only upon receipt of amended prospectuses or after such Holders have been advised by Parent that the use of the previous prospectus may be legally resumed; and

                           (iv) Parent shall advise each Holder, promptly
                  after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts (with the reasonable cooperation of the Holders) to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  6.       Listing

                  Parent shall use its best efforts to list the Registrable Stock covered by the registration statement on any securities exchange or market on which securities issued by Parent, which are of the same type, class and par value as such Registrable Stock, are then listed.

                  7.       Information to be Furnished.

                  It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Agreement that the Holders shall furnish to Parent such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required under the Securities Act in connection with the actions to be taken by Parent.

                  8.       Expenses of Registration.

                  All expenses (other than commissions and similar costs and other than fees and expenses of attorneys and accountants representing the Holders) incurred in connection with each registration pursuant to Section 4 of this Agreement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for Parent, shall be paid by Parent.

                  9.       Rule 144 and Rule 144A Information.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may, under certain circumstances, permit the sale of Registrable Stock to the public without registration, (a) at all times after the Purchase Date, Parent agrees to:

                           (i) make and keep public information available, as
                  those terms are understood and defined under Rule 144 under the Securities Act;

                           (ii) use its best efforts to file with the
                  Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                           (iii) furnish to any Holder of Registrable Stock,
                  as soon as reasonably practicable following a written request by such Holder, a written statement by

                  Parent as to its compliance with the reporting requirements of the Securities Act, including Rule 144, and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents filed with the Commission by Parent as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Stock without registration.

                  (b) at all times during which Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent agrees in addition to the requirements of Section 9(a) above, to provide to any prospective buyer of Registrable Stock designated by Holder, as soon as reasonably practicable following a written request by such Holder, all information required by Rule 144A(d)(4)(i) promulgated by the Commission under the Securities Act.

                  10.      Indemnification.

                  In the event any Registrable Stock is included in a registration statement under this Agreement:

                  (a) Parent shall indemnify and hold harmless each Holder, such Holder's agents, partners, directors, officers and underwriters, and each Person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder and such Holder's agents, partners, directors, officers, underwriters or controlling Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
         Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned); and provided further, that Parent shall not be liable to any Holder, such Holder's agents, partners, directors, officers, underwriters or controlling Person, in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by any such Holder, such Holder's agents, partners, directors, officers, underwriters or controlling Person, expressly for use in connection with such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's agents, partners, directors, officers, underwriters or controlling Person, and shall survive the transfer of such securities by such Holder.

                  (b) Each Holder joining in a registration severally and not jointly shall indemnify and hold harmless Parent, each of its directors and officers and agents and, each Person, if any, who controls Parent within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling Person, or agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
         Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder (which consent shall not be unreasonably withheld, delayed or conditioned), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds expected from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds expected from the sale of all securities sold thereunder, but in no event shall the liability of such Holder exceed the net proceeds actually received by such Holder from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party (which shall not be unreasonably withheld, delayed or conditioned), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or action.

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                  (d) To the extent any indemnification by an indemnifying
         party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  11.      [Intentionally Omitted]

                  12. Assignment of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Stock may be assigned in connection with a transfer of such Registrable Stock to any transferee of such Registrable Stock who (a) is an Affiliate, partner, officer or former officer (which includes, without limitation, Eric Ellenbogen)of such Holder, (b) is an Affiliate of Trust Company of the West or
(c) acquires at least twenty per cent (20%) of such Holder's shares of Registrable Stock (adjusted for stock splits and stock consolidations after the effective date of this Agreement); provided, however, that (i) the transferring Holder shall have complied with the notice requirements set forth in Section 3 hereof, (ii) the transferee shall have agreed in writing, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Agreement and (iii) immediately following such transfer, the further disposition of such securities by such transferee is restricted under the Securities Act, unless the certificates of the shares of Registrable Stock to be transferred are not required to bear the legend set forth in Section 2 hereof, as provided in Sections 2 and 3 hereof. Any merger, consolidation, sale or other transaction with respect to a Holder which would result in a transfer of Registrable Stock shall be subject to the provisions of this Section 12.

                  13. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Each Person who acquires Registrable Stock by means of succession, inheritance or operation of law shall, as soon as reasonably practicable following such acquisition, (a) provide a written notice to Parent containing the information required to be set forth in a Transfer Notice pursuant to Section 3 hereof and
(b) execute the agreement described in clause (ii) of Section 12 hereof. The acquisition of Registrable Stock by any other Person shall be subject to compliance with the provisions of Section 12 hereof.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A faxed signature shall have the same effect as an original signature, provided that an original signed copy shall be provided promptly thereafter.

                  16. Titles. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  17. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered by personal service, telecopy, Federal Express or comparable overnight service or certified mail (if such service is not available, then by first class mail), postage prepaid, directed to (a) Parent at the address set forth below its signature hereof,
(b) to a Holder at the address therefor as set forth in Parent's records or
(iii) if appropriate, to Parent at any address furnished by Parent, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

                  18. Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent, Buyer (if applicable) and the Holders of at least a majority of all Registrable Stock then in existence. Any amendment or waiver effected in accordance with this
Section 18 shall be binding upon Parent, Buyer, each Holder and each future Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible).

                  19. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                  20. Entire Agreement. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year set forth above.


BROADWAY VIDEO ENTERTAINMENT, L.P.
         By:      Broadway Video Enterprises, Inc.,
                  its General Partner


                  By:  /s/ Stephen W. Shippee
                       ---------------------------------------
                       Name:   Stephen W. Shippee
                       Title:  Chief Operating Officer and
                               Chief Financial Officer


                     Address for Notices:       1619 Broadway
                                                Ninth Floor
                                                New York, New York  10019
                                                Attention: Stephen W. Shippee

                     Telecopy:                  (212) 582-8097

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                By:  /s/ Richard E. Snyder
                      ---------------------------------------
                      Name:   Richard E. Snyder
                      Title:  Chairman of the Board of Directors
                              and Chief Executive Officer


                     Address for Notices:       850 Third Avenue
                                                New York, New York  10022
                                                Attention: Phillip Rowley

                     Telecopy:                  (212) 371-1091